UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014 (December 1, 2014)

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26505

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (304) 292-2226

 No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 29, 2014, Protea Biosciences Group, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission a Definitive Schedule 14A Consent Solicitation Statement (the “Consent Solicitation”) and thereafter mailed the Consent Solicitation to its stockholders as of October 17, 2014 (the “Record Date”) to approve the corporate proposals (the “Proposals”), including (a) an amendment to the Plan (defined below) and (b) an amendment to the Company’s Certificate of Incorporation (to be filed within 12 months of September 4, 2014, unless the Company’s Board of Directors (the “Board”) determines, in its sole discretion, to not file the Certificate of Amendment). Each Proposal is more specifically described below. As of the Record Date, the Company had 66,288,600 shares of common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding and entitled to approve the Proposals.

As of December 1, 2014, the Company has terminated the Consent Solicitation period and received the written consent of more than a majority of the voting power of its Common Stock outstanding as of the Record Date in favor of the Proposals.

The Proposals and the voting results are set forth below:

Proposal 1

To approve an amendment to the Protea Biosciences Group, Inc. 2013 Equity Incentive Plan (the “Plan”) to permit the Board to increase the number of shares of common stock issuable under the plan on January 1st of each year in an amount equal to the lesser of: (i) 10,000,000 shares of common stock or the equivalent of such number of shares after the Administrator (as defined in the Plan) of the Plan, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 11(a) of the Plan; (ii) 15% of the shares of common stock issued and outstanding as of the last day of the prior year; or (iii) an amount determined by the Board.

Votes For	Votes Against	Abstentions
33,542,064	1,202,433	0

Proposal 2

To approve a Certificate of Amendment to our Certificate of Incorporation increasing the total authorized number of shares of our Common Stock from 200,000,000 to 250,000,000, which Certificate of Amendment will be effective on a date to be chosen by the Board.

Votes For	Votes Against	Abstentions
33,647,064	1,097,433	0

Brokers did not have discretionary voting authority on the Proposals and, as a result, there could be no broker non-votes. No other items were presented for stockholder approval in the Consent Solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2014	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner Chief Executive Officer